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                                                                    EXHIBIT 3.60

                                     BYLAWS
                                       OF
                  ANATOMIC PATHOLOGY PROCESSING SERVICES, INC.

                    ARTICLE I. OFFICES AND REGISTERED AGENTS

     The principal business office of the Corporation in the State of Oklahoma shall be located at: 2915 United Founders Blvd., Oklahoma City, Oklahoma 73112. The Corporation may change such principal or registered offices and registered agent, and may have such other offices or registered agents, either within or without the State of Oklahoma, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

     SECTION 2.01. ANNUAL MEETINGS. The annual meeting of the Shareholders commencing with the year 2000 shall be held on the first Monday in May, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Oklahoma, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be held.

     SECTION 2.02. SPECIAL MEETINGS. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting. Such request and the notice of the meeting issued pursuant thereto shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

     SECTION 2.03. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Oklahoma, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Oklahoma, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Oklahoma.

     SECTION 2.04. NOTICE OF MEETING. Written notice shall be delivered not less than ten (10), nor more than sixty (60), days before the date of the meeting, either

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personally or by mail; provided, however, if the purpose of the meeting is to vote on a merger, a consolidation, or the sale, lease or exchange of all, or substantially all, of the Corporation's property and assets, written notice shall be delivered at least twenty (20) days before the date of the meeting. Such notice to each Shareholder of record entitled to vote at such meeting, shall set forth the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, whether it is being issued by or at the direction of the President, or the Secretary, or the persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, or if such Shareholder shall have filed with the Secretary a written request that notices to him be mailed to such other address, then directed to him at such address. If the date, hour and place of the new meeting is announced at the original meeting, no written notice of the new meeting need be given. However, if the Board of Directors shall fix a new record date for the new meeting after the original meeting or the new meeting is more than thirty
(30) days after the original meeting, written notice of the date, hour and place of the new meeting shall be given in conformity herewith.

     SECTION 2.05. CLOSING OF TRANSFER BOOKS. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books be closed for a stated period, but not less than ten (10) days, nor more than sixty (60) days, before the date of such meeting, nor more than sixty (60) days prior to any other action. If the stock transfer books are not closed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made, as provided in this Section 2.05, such determination shall apply to any adjournment thereof, except when a transfer of stock to a new holder has been entered on the transfer books of the Corporation after the original meeting was adjourned and at least ten (10) days before the date of such adjournment meeting.

     SECTION 2.06. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at each meeting of Shareholders, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be prepared and made available for inspection by any Shareholder, for any purpose germane to the meeting, at least ten (10) days before each meeting of Shareholders, during ordinary business hours, either at a place within the city where the meeting is to be held, and which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be

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produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any Shareholder during the entire meeting for the purposes thereof.

     SECTION 2.07. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person of by proxy, shall constitute a quorum at a meeting of the Shareholders; provided, however, when a specified item of business is required to be voted on by a class or classes, representatives of a majority of shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. If less than a majority of the outstanding shares are represented at a meeting, or for any valid business reason at a meeting where a majority is present, a majority of the shares so represented may adjourn the meeting from time to time without further notice, except as required by Section 2,04. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the departure of enough Shareholders to leave less than a quorum.

     SECTION 2.08. PROXIES. At all meetings of Shareholders, a Shareholder may vote in person, or by proxy executed in writing by Shareholder, or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before the business portion of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it, except as otherwise provided by law, and shall be effective upon written notice to the Secretary of the Corporation. Unless otherwise provided therein, a proxy filed with the Secretary of the Corporation shall have the effect of revoking all proxies of prior date.

     SECTION 2.09. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of Shareholders.

     SECTION 2.10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares outstanding in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares standing in the name of a trustee may be voted by such trustee, without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver, without the transfer thereof into his name, if authority be contained in an appropriate order of the court by which such receiver was appointed.

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     A Shareholder whose shares are pledged shall be entitled to vote such shares unless and until the shares have been transferred into the name of the pledgee or, in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     SECTION 2.11. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided by law, any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares entitled to vote with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action by the Shareholders without a meeting, by less than unanimous written consent, shall be given to those Shareholders who have not consented in writing.

                         ARTICLE III. BOARD OF DIRECTORS

     SECTION 3.01. GENERAL POWERS. Subject to limitations of the Certificate of Incorporation, the Bylaws and the laws of the State of Oklahoma, as to any action to be authorized or approved by the Shareholders, and subject to the duties of the Directors as prescribed by the Bylaws all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed and conducted by, the Board of Directors. Without prejudice to such general power, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers; to wit:

     First: To select and remove all officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or the Bylaws, and fix their compensation.

     Second: To designate any place within or without the State of Oklahoma for the holding of any Shareholders' meeting or meetings; and to adopt, make and use a corporate seal; and to prescribe the form of certificates of stock, and to alter the form of such seal and of such certificates form time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

     Third: To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money

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     paid, labor done or services actually rendered debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

     Fourth: To borrow money and incur indebtedness for the purpose of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

     SECTION 3.02. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be one or more. The initial Board of Directors shall consist of four (4) Directors. Thereafter, within the limits above specified, the number of Directors shall be fixed from time to time by resolution of the Board of Directors or by the Shareholders at the annual or a special meeting of Shareholders. A Director is not required to be a Shareholder of the Corporation. Each Director shall hold office until the next meeting of Shareholders and until his successor shall have been elected and qualified, or until his death, resignation, or removal.

     SECTION 3.03. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice then this bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.04. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by, or at the request of, the President or a majority of the Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     SECTION 3.05. NOTICE. Notice of any special meeting shall be given at least five (5) days previously thereto by written notice mailed to each Director at his business address, or forty-eight (48) hours notice delivered personally or by telephone or telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a wavier of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 3.06. QUORUM. A majority of the number of Directors fixed by
Section 3.02 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of

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the Directors present may adjourn the meeting from time to time without further notice. When the Board of Directors consists of one (1) Director, as authorized by the Certificate of Incorporation and these Bylaws, then one (1) Director shall constitute a quorum.

     SECTION 3.07. MANNER OF ACTING. The act of the majority of the Directors present at a meeting, at which a quorum is present at the inception of the meeting, shall be the act of the Board of Directors.

     SECTION 3.08. ACTION WITHOUT A MEETING. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting, if all the members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

     SECTION. 3.09. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy or newly created directorship occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by election by the Board of Directors for a term of office shall continue only until the next election of Directors by the Shareholders.

     SECTION 3.10. COMPENSATION. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

     SECTION 3.11. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 3.12. PARTICIPATION. Members of the Board of Directors may participate in a meeting through the use of conference telephone or similar communication equipment, so long as all members participating in such meeting can hear one another, and participation in a meeting pursuant to this Section
3.12 shall constitute presence in person at the meeting.

     SECTION 3.13. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one

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or more Directors as alternate members of any committee, who may replace any absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified form voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation with a domestic or foreign corporation, which is not a parent or subsidiary of the Corporation, recommending to the Shareholders the sale, lease or exchange of all, or substantially all, of the Corporation's property and assets, recommending to the Shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws. Without a resolution passed by a majority of the Board of Directors, no committee shall have the power or authority to declare a dividend, authorize the issuance of stock, or adopt a certificate of ownership and merger with a subsidiary or parent of the Corporation.

     Any committees created shall, to the extent consistent with this Section 3.13, follow the procedures outlined in this Article III.

                              ARTICLE IV. OFFICERS

     SECTION 4.01. NUMBER. The Board of Directors has the authority to elect the officers of the Corporation, including, but not limited to, a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer. In addition, the Board of Directors may appoint one or more Assistant Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may from time to time be deemed necessary in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person. Such elections shall be made pursuant to resolutions of the Board of Directors.

     SECTION 4.02. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4.03. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

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     SECTION 4.04. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be Chairman of the Board. Unless otherwise designated by the Board of Directors, by appropriate resolution, the Chairman shall be the Chief Executive Officer of the Corporation. The Chairman's status as Chief Executive Officer of the Corporation may, but need not, be reaffirmed by the Board, by appropriate resolution, annually. In the event any person other than the Chairman is designated Chief Executive Officer of the Corporation, such designation shall be made by the Board of Directors, by appropriate resolution, at a regular or special meeting, and shall continue until such resolution is revoked, superseded or amended. The Chairman shall preside at all meetings of the Board of Directors. The Chairman of the Board of shall supervise the carrying out of all policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

     SECTION 4.05. PRESIDENT. The Board of Directors shall elect one of its members to be President of the Corporation. In the absence of the Chairman, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law and practice, to the office of President, or imposed by the Bylaws. In the absence of the Chairman, or in the event of a vacancy in said office, the President shall assume, and exercise, the duties of the Chairman. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

     SECTION 4.06. VICE-PRESIDENT. The Vice-President shall perform such duties as shall from time to time be prescribed by the Board of Directors or the President, and in the absence of the President shall (if there be more than one Vice-President, in the order of their seniority), perform the duties of the President, unless otherwise prescribed by the Board.

     SECTION 4.07. TREASURER. The Treasurer shall have custody of the funds and securities of the Corporation and see that they are deposited in such banks or trust companies as the Board of Directors or the President shall designate. He shall have custody of the books of the Corporation and see that therein is entered regularly a full and accurate account of all monies received and disbursed by the Corporation, together with such other accounts and records as may be required, and render such other reports as he may, from time to time, be called upon to do by the Board of Directors, the Chairman of the Board or the President.

     SECTION 4.08. SECRETARY. The Secretary shall keep minutes of the meetings of Shareholders, Directors and, when requested, of committees of the Board. He shall have custody of the stock books of the Corporation, except when placed in the custody of a Transfer Agent by resolution of the Board of Directors; he shall have custody of the corporate seal and shall have authority to attest and affix this seal to instruments of the

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Corporation. He shall perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President.

     SECTION 4.09. ASSISTANT VICE-PRESIDENT. The Assistant Vice-President shall perform such duties as shall form time to time be prescribed by the Board of Directors, the Chairman of the Board, the President, or the Senior Vice-President.

     SECTION 4.10. ASSISTANT TREASURERS. The Assistant Treasurers, in the order of their seniority, shall act in the absence of the Treasurer, perform all the duties of the Treasurer, and shall assume such of the Treasurer's minor duties as that officer from time to time shall delegate to them.

     SECTION 4.11. ASSISTANT SECRETARIES. The Assistant Secretaries, in the order of their seniority, shall act in the absence of the Secretary, perform all the duties of the Secretary, and shall assume such of the Secretary's minor duties as that officer from time to time shall delegate to them.

     SECTION 4.12. DELEGATION OF DUTIES. In case of the absence or disability of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may, vote of a majority of the whole Board, delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any Director.

     SECTION 4.13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

     SECTION 4.14. SURETY BOND. If required by the Board of Directors, the Treasurer, if one is chosen, or if not, the Secretary, shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of a Treasurer, and for the restoration to the Corporation in the case of the Treasurer's (or Secretary's, as the case may be) death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer (or Secretary, as the case may be) to the Corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 5.01. CONTRACTS. The Board of Directors may authorize any officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confirmed to specific instances.

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     SECTION 5.02. LOANS. No loans shall be contracted on behalf of the
Corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 5.03. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 5.04. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation is such banks, trust companies or other depositories as the Board of Directors may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 6.01. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary, or by such other officers authorized by law and by the Board of Directors to do so, and sealed with the corporate seal. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the person who signed the certificate was such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost destroyed or mutilated certificate, a new one may be issued therefor in accordance with Section 6.02.

          a. UNCERTIFIED SHARES. The Board of Directors may provide that some or all of any or all classes or series of stock be uncertified shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such resolution by the Board of Directors, upon request, every holder of uncertificated shares shall be entitled to have a signed certificate on behalf of the Corporation representing the number of shares registered in certificate form.

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          b.   FRACTIONAL SHARES. The Corporation shall not be required to issue certificates representing any fraction or fractions of a share or shares of any class, but may issue in lieu thereof, one or more scrip certificates in such form or forms as shall be approved by the Board of Directors, each representing a fractional interest in respect to one (1) share. Such scrip certificates, upon presentation together with similar scrip certificates representing in the aggregate an interest in respect of one or more full shares, shall entitle the holder thereof to receive one or more full shares of the class and series, if any, specified in such scrip certificate.

          Unless otherwise provided by the terms of the scrip certificate, each scrip certificate shall entitle the holder thereof to receive dividends, to participate in the distribution of corporate assets in the event of the Corporation's liquidation, and to vote the fractional shares in person or by proxy.

     SECTION 6.02. LOST, DESTROYED OR MUTILATED CERTIFICATES. Except as provided in this Section 6.02, no new certificate for shares shall be issued in lieu of an old one, unless the latter is surrendered and canceled at the same time. The Board of Directors may, however, direct a new certificate or certificates to be issue in place of any certificate or certificates or uncertificated shares theretofore issued by the Corporation alleged to have been lost, destroyed, or mutilated, upon making of any affidavit of that fact by the person claiming the certificates to be lost, destroyed or mutilated. When authorizing such issue of a new certificate or certificates or uncertificate shares the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or mutilated certificate or certificates, or his legal representative, to publish notice of the same in such manner as it shall require, and give the Corporation a bond in such sum and with such surety or sureties as it may direct indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or mutilated.

     SECTION 6.03. TRANSFER OF SHARES. Subject to transfer restrictions permitted by Section 1055 of Title 18 of the Oklahoma Statutes and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of Federal or state securities laws, rule or regulations, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificates, and record the transaction upon its books.

     Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by

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the Corporation to be the owner thereof for all purposes and the Corporation shall not be bound to recognize any equitable or other claim or other interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

     Whenever any transfer of shares shall be made for collateral security and not absolutely, it shall be expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and the transferee request the Corporation to do so.

          a. RESTRICTIONS OF STOCK. The Board of Directors may restrict the transfer of any stock issued by giving the Corporation, or any Shareholder, a "first right of refusal to purchase" the stock, by making the stock redeemable or by otherwise restricting the transfer of the stock under such terms and in such manner as the Board may deem necessary and, as are not inconsistent with the Certificate of Incorporation of applicable laws. Any stock whose transfer is so restricted must carry a legend noted conspicuously on the certificate setting out the restriction.

          b. SECURITIES. Any security of the Corporation, which is issued to any person without an effective registration under the Securities Act of 1933, as amended, or the Blue Sky laws of any state having jurisdiction, shall not be transferable, or be the subject of any offer, sale, pledge, assignment or transfer until the Corporation, it is so requests, has been furnished with an opinion of owner's counsel satisfactory to counsel for the Corporation that such offer, sale, pledge, assignment or transfer does not involve a violation of the Securities Act of 1933, as amended, or the applicable Blue Sky laws of any state having jurisdiction. The certificate representing the securities shall bear substantially the following legend:

     "The securities represented by this certificate are not registered under the Securities Act of 1933, as amended (the "Act"), or the Blue Sky laws of any state, and these shares may not be offered, sold, transferred, pledged or assigned in the absence of an effective registration under the Act and applicable Blue Sky laws or, if the Corporation so requests, an opinion of owner's counsel satisfactory to counsel for the issuer that such offer, sale, transfer, assignment or pledge does not involve a violation of the Act or the Blue Sky laws of any state having jurisdiction."

                            ARTICLE VII. FISCAL YEAR

     The fiscal year of the Corporation shall be determined by resolution of the Board of Directors of the Corporation.

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                             ARTICLE VIII. DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

     Dividends upon the shares of the capital stock of the Corporation may be declared, to the extent permitted by the laws of the State of Oklahoma and the Certificate of Incorporation, by the Board of Directors in their discretion at any regular or special meeting, Dividends may be paid in cash, in property, or in shares of capital stock.

     Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors may, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends, or for such other purposes as the Directors think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                           ARTICLE IX. CORPORATE SEAL

     The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal."

                           ARTICLE X. WAIVER OF NOTICE

     Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws, the Certificate of Incorporation or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The attendance, whether in person or by proxy, of any Shareholder or Director of the Corporation at a meeting without protesting the lack of notice of the meeting at the beginning of such meeting, shall constitute a waiver of notice by such Shareholder or Director.

                    ARTICLE XI. INDEMNIFICATION AND INSURANCE

     SECTION 11.01. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a

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partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, "Corporate Agent"), whether the basis of such proceedings is alleged action in an official capacity as a Director or officer of the Corporation or Corporate Agent or in any other capacity while serving as a Director, officer, or Corporate Agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Oklahoma General Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said Act permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines excise taxes pursuant to the Employee Retirement Income Security Act of 1974 of penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who. has ceased to be a Director, officer, or Corporate Agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 11.02 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceedings (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contractual right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Oklahoma General Corporation Act requires, the payment of such expenses incurred by a Director of officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and other agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors, officers, and Corporate Agents.

     SECTION 11.02. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section
11.01 of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Oklahoma General Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set

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forth in the Oklahoma General Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 11.03. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaws agreement, vote of stockholders or disinterested Directors, or otherwise.

     SECTION 11.04. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Oklahoma General Corporation Act.

                             ARTICLE XII. AMENDMENTS

     These Bylaws may be amended, altered, changed or repealed by the affirmative vote of a majority of the shares issued and outstanding, and entitled to vote thereat, at any regular or special meeting of the Shareholders, if notice of the proposed amendment, alteration, change or repeal be contained in the notice of the meeting, or by the affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, the Board of Directors shall have no power to adopt, amend or alter any bylaws fixing their number, qualifications, classifications, term of officer, or the right of the Shareholders to remove them from office.

     The above and foregoing Bylaws were adopted this April 22, 1999.


                                            /s/ Cheryl Hewett
                                            ------------------------------------
                                            Cheryl Hewett, Secretary